UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 9, 2018

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, FL 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer’s telephone number)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

Asset Purchase Agreement and Related Agreements

On July 9, 2018, Bovie Medical Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Specialty Surgical Instrumentation Inc., a Tennessee corporation (“Buyer”) and a wholly-owned subsidiary of Symmetry Surgical Inc., a Delaware corporation (“Symmetry”), pursuant to which the Company will sell its electrosurgical “Core” business segment and related intellectual property, including the Bovie® brand, to Buyer for gross proceeds of $97 million in cash (the “Transaction”). The Purchase Agreement and the transactions contemplated thereby were approved by the Company’s Board of Directors (the “Board”) on July 8, 2018.

In connection with the Purchase Agreement, the Company and Buyer will also enter into a transition services agreement, a patent licensing agreement, a disposables supply agreement and a generator manufacturing and supply agreement, the latter of which will establish the Company as an OEM-provider of generators to Buyer for a period of at least 10 years.

Conditions to the Transaction

Each party’s obligation to implement the Transaction is subject to certain customary conditions, including, without limitation: (i) the affirmative vote of the holders of a majority of outstanding shares of the Company’s common stock to adopt and approve the Purchase Agreement (the “Stockholder Approval”), (ii) the expiration or early termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any order issued or pending seeking to enjoin the Purchase Agreement or any of the other transactions contemplated by the Purchase Agreement, (iv) the truth and accuracy of the parties’ respective representations and warranties in the Purchase Agreement, and (v) the performance of, and compliance with, the parties’ respective agreements and covenants under the Purchase Agreement.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations and warranties by the Company and Buyer. The Company has also entered into certain customary covenants in the Purchase Agreement, including, without limitation, covenants regarding: (i) the conduct of the business prior to the closing date of the Transaction; (ii), non-competition and non-solicitation; (iii) the filing of a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) within fifteen calendar days following the date of the Purchase Agreement; and (iv) the calling and holding of a meeting of stockholders of the Company for the purpose of obtaining the Stockholder Approval to be held no later than 45 calendar days following effectiveness of the definitive proxy statement.

Pursuant to the Purchase Agreement, the Company is subject to a customary “no-shop” restriction, which prohibits the Company from, among other things, (i) soliciting, initiating, facilitating, assisting, inducing or knowingly encouraging any inquiry or the making of any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal, (ii) participating or engaging in discussions or negotiations with respect to an acquisition proposal, and (iii) furnishing any non-public information relating to the Company or its subsidiaries or affording any access to the business, properties, assets, books, records or other non-public information or personnel of the Company or its subsidiaries with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal.

Termination

The Purchase Agreement may be terminated by mutual written consent of the Company and Buyer. The Purchase Agreement also contains certain termination rights, including, among others, the right of either party to terminate if (i) the closing of the Transaction shall not have been consummated by January 9, 2019, (ii) the Stockholder Approval is not obtained, or (iii) the other party breaches a representation, warranty or covenant of such party under the Purchase Agreement and such breach would result in the closing conditions not being satisfied.

The summary of the terms of the Purchase Agreement is intended to provide information about the terms of the Transaction. The foregoing information about the Transaction should not be relied on as disclosures about the Company without consideration of the entirety of public disclosure by the Company as set forth in all of its public reports with the SEC. The terms of the Purchase Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Transaction. In particular, the representations and warranties made by the parties to each other in the Purchase Agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Transaction should events or circumstances change or be different from those stated in the representations and warranties. Circumstances may change from the state of affairs contemplated by the representations and warranties. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities law and that might otherwise contradict the terms and information contained in the Purchase Agreement and will update such disclosure as required by federal securities laws.

The foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 2.02 - Results of Operations and Financial Condition.

On July 9, 2018, the Company issued a press release announcing certain preliminary financial results for the fiscal quarter ended June 30, 2018.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the Transaction, it is expected that J. Robert Saron, the Company’s President and a Director of the Company, will resign from all positions with the Company and join Buyer as an employee.

Item 8.01 - Other Events.

Attached hereto as Exhibit 99.2 is a copy of the Company’s press release, issued July 9, 2018, announcing the execution of the Purchase Agreement.

Item 9.01 - Financial Statements and Exhibits
(d)

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of July 9, 2018, by and between Bovie Medical Corporation and Specialty Surgical Instrumentation Inc.
99.1	Press Release, dated as of July 9, 2018, regarding the Company’s Results of Operations
99.2	Press Release, dated as of July 9, 2018, regarding the Asset Purchase Agreement

* The schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

Important Additional Information and Where to Find It

In connection with the proposed Transaction, the Company plans to file a proxy statement and other documents with the SEC. The Company will make the definitive proxy statement available to its stockholders. Investors are urged to read the definitive proxy statement and other materials filed with the SEC when they become available, because they will contain important information about the Company and the proposed transactions. The definitive proxy statement and other documents filed by the Company with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from the Company.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 13, 2018, and its proxy statement soliciting the Stockholder Approval, which is expected to be filed in July 2018. Certain directors, executive officers and other persons related to the Company may have direct or indirect interests in the transaction due to securities holdings, vesting of equity awards and the terms of their employment arrangements with the Company. Additional information regarding the participants in the solicitation of the Company’s stockholders will be included in the foregoing proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2018	By:	/s/ Jay D. Ewers
Jay D. Ewers
Chief Financial Officer and Secretary